UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 5, 2010

YANGLIN SOYBEAN, INC.
(Exact name of registrant as specified in charter)

Nevada	000-52127	20-4136884
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NO. 99 FANRONG STREET, JIXIAN COUNTY
SHUANG YA SHAN CITY
HEILONGJIANG PROVINCE
CHINA, 155900
(Address Of Principal Executive Offices) (Zip Code)

(011) 86-469-469300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

On October 5, 2010, Yanglin Soybean, Inc. (the “Company”) dismissed its independent registered public accounting firm, UHY LLP (“UHY”) from its engagement with the Company, which dismissal was effective immediately.  On October 5, 2010, the Company appointed Albert Wong & Co. as its new independent registered public accounting firm. The change in independent registered public accounting firm was ratified by the Company’s Audit Committee on October 11, 2010.

There were no disagreements between the Company and UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, from the time of UHY’s engagement up to the date of dismissal which disagreements that, if not resolved to UHY’s satisfaction, would have caused UHY to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements.  None of the reportable events described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K occurred within the fiscal year of the Company ended December 31, 2009 and subsequently up to the date of dismissal.  The audit report of UHY on the financial statements of the Company as of December 31, 2009 did not contain any adverse opinion or disclaimer of opinion, and such audit report was not qualified or modified as to uncertainty, audit scope or accounting principles.  A letter from UHY addressed to the Securities and Exchange Commission (“SEC”) stating that it concurs with the statements made by the Company with respect to UHY in this Current Report on Form 8-K. A copy of such letter is furnished hereto with the filing of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Description

16.1	Letter of UHY to the SEC dated October 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YANGLIN SOYBEAN, INC.

	By:	/s/ Shulin Liu
	Name:	Shulin Liu
	Title:	Chief Executive Officer
Dated: October 12, 2010

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of UHY to the SEC dated October 11, 2010.